PLEDGE AGREEMENT

     This pledge agreement (this “Agreement”), dated as of April 24, 2007, by and among Ken Swaisland, a resident of British Columbia, Canada (“Mr. Swaisland”), Elliot Lebowitz, a resident of Massachusetts (“Mr. Lebowitz,” together with Mr. Swaisland, the “Pledgors”), Icon Development, Inc., a Nevada corporation (“ICON”) and American Xeno, Inc., a Nevada corporation (“XENO”).

     WHEREAS, ICON has provided to XENO, and XENO has received to date from ICON, an aggregate of US$325,000 in cash in the form of refundable advances, and may receive additional advances as may be agreed by the parties hereto, to XENO (the “Advances”) prior to the closing of the proposed merger (the “Merger”) of Icon Acquisition Corporation, a Delware corporation and a wholly-owned subsidiary of ICON (“MERGER SUB”), with and into XENO pursuant to an agreement and plan of merger dated as of April 24, 2007, among ICON, XENO, MERGER SUB and the stockholders of XENO (the “Agreement and Plan of Merger”); and

     WHEREAS, as a term of the Agreement and Plan of Merger, ICON has required that the Pledgors, who are both significant stockholders of XENO, grant to ICON, and the Pledgors have agreed to grant to ICON, a security interest in all of the shares of common stock owned by the Pledgors in XENO (the “Pledged Shares”) as security for the repayment by XENO of the Advances should the Merger not be consummated pursuant to the terms and conditions of Agreement and Plan of Merger.

     NOW, THEREFORE, in consideration of the premises, the mutual agreements set forth herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1. Pledge of Stock.

     (a) Pledge. As security for the prompt repayment of the Advances to XENO from ICON pursuant to the Agreement and Plan of Merger, the Pledgors hereby grant a security interest to ICON in the Pledged Shares.

     (b) Delivery. Immediately upon execution of this Agreement, Pledgors will deliver to ICON the certificates representing all of the Pledged Shares, which certificates shall be endorsed in blank or with executed stock powers attached.

2. Rights and Benefits of Pledged Shares.

     (a) General. Except as provided in Section 2(b), ICON shall receive and hold (by ICON or by an agent of ICON) the Pledged Shares and any property (including without limitation monies or securities) distributed or issued with respect to the Pledged Shares, whether as a dividend, in partial or complete liquidation, pursuant to a merger or reorganization plan or otherwise. The Pledgors shall cause any property distributed or issued with respect to the Pledged Shares to be assigned and transferred to ICON and delivered to ICON, and such securities shall be subject to the terms and conditions of this Agreement.

     (b) Voting. Unless and until a default is declared by ICON pursuant to Section 4, the Pledgors shall be entitled to vote the Pledged Shares.

     (c) Assignment, Etc. Except as provided or specifically permitted herein, the Pledgors shall not pledge, sell, assign, transfer or otherwise dispose of the Pledged Shares without the prior written approval of ICON.

3. Appointment of ICON as Attorney-in-Fact.

     The Pledgors hereby appoint and constitute ICON as the Pledgors’ true and lawful attorney-in-fact and with full power of substitution in the premises to execute such assignments and/or endorsements of the Pledged Shares as may be necessary to effect the rights and remedies which ICON has under this Agreement in the event of a default under this Agreement.

4. Event of Default; Remedies.

     The failure to repay the Advances by XENO to ICON within fifteen (15) days of the date that the Agreement and Plan of Merger is terminated by Icon in accordance with Section 9.1(b) or the transaction contemplated by the Agreement and Plan of Merger is not consummated as a result of any action on the part of Xeno shall constitute an event of default under this Agreement.

     Upon the occurrence of an event of default, ICON shall have the option to declare this Agreement in default and thereupon ICON is authorized to exercise and shall have, in addition to the rights and remedies provided in this Agreement and all other applicable rights and remedies, the rights and remedies of a secured party under the Uniform Commercial Code of the State of Nevada and any other applicable laws. In particular, and without limitation, ICON is authorized at its option and without further notice or demand to cause the Pledged Shares to be transferred of record to ICON or its agent or nominee and shall be entitled to exercise all rights of ownership in respect to the Pledged Shares and all property received with respect to the Pledged Shares.

5. Release of Collateral.

     At such time as the Merger has been consummated pursuant to the terms and conditions of the Agreement and Plan of Merger, ICON shall deliver the Pledged Shares and any property distributed with respect to the Pledged Shares to the Pledgors, and the Pledgors’ shall thereafter be discharged in full from any and all obligations under this Agreement.

6. Cooperation.

     Upon the execution of this Agreement and at any time or from time to time thereafter, the parties hereto agree to cooperate in carrying out the terms of this Agreement, including the execution and delivery of such further instruments and documents as may be reasonably requested in order to more effectively carry out the terms and conditions of this Agreement.

7. Miscellaneous.

     (a) Entire Agreement. This Agreement and the Agreement and Plan of Merger contain the entire understanding between the parties hereto with respect to the subject matter hereof and thereof and supersedes any prior understandings, agreements or representations, written or oral, relating to the subject matter hereof and thereof.

     (b) Counterparts. This Agreement may be executed in separate counterparts, each of which will be an original and all of which taken together shall constitute one and the same agreement, and any party hereto may execute this Agreement by signing any such counterpart.

     (c) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law but if any provision of this Agreement is held to be invalid, illegal or unenforceable under any applicable law or rule, the validity, legality and enforceability of the other provision of this Agreement will not be affected or impaired thereby.

     (d) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

     (e) Modification, Amendment, Waiver or Termination. No provision of this Agreement may be modified, amended, waived or terminated except by an instrument in writing signed by the parties to this Agreement. No course of dealing between the parties will modify, amend, waive or terminate any provision of this Agreement or any rights or obligations of any party under or by reason of this Agreement. No delay on the part of ICON in the exercise of any right or remedy under this Agreement shall operate as a waiver thereof, and no single or partial exercise by ICON of any right or remedy under this Agreement shall preclude other or further exercise thereof or the exercise of any other right or remedy. No waiver by ICON of any right or remedy under this Agreement shall be deemed to be or construed as a further or continuing waiver of such right or remedy or as a waiver of any other right or remedy.

     (f) Notices. All notices, consents, requests, instructions, approvals or other communications provided for herein shall be in writing and delivered by personal delivery, overnight courier, mail or electronic facsimile addressed to the receiving party at the address set forth herein. All such communications shall be effective when received.

To: XENO and the Pledgors
Elliot Lebowitz, CEO
American Xeno, Inc.
143 Gardner Road
Brookline, Massachusetts 02445
Fax: (617) 734-6207

with copy to:
Christopher Dieterich
Dieterich & Associates
11300 West Olympic Boulevard, Suite 800
Los Angeles, California 90064
Fax: (310) 312-6680

To: ICON
Icon Development, Inc.
Wayne Smith
1235 Quayside Drive, Suite 703
New Westminster, British Columbia V3M 6J5
Canada
Fax: (604) 684-4601

with copy to:
Thomas M. Rose
Troutman Sanders LLP
222 Central Park Avenue, Suite 2000
Virginia Beach, Virginia 23462

     Fax: (757) 687-1529

Any party may change the address set forth above by notice to each other party given as provided herein.

     (g) Headings. The headings and any table of contents contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     (h) Governing Law. ALL MATTERS RELATING TO THE INTERPRETATION, CONSTRUCTION, VALIDITY AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEVADA, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW PROVISIONS THEREOF.

     (i) Third-Party Benefit. Nothing in this Agreement, express or implied, is intended to confer upon any other person any rights, remedies, obligations or liabilities of any nature whatsoever.

     (j) Remedies Cumulative. All rights and remedies of ICON under this Agreement are cumulative and are in addition to, but not in limitation of, any rights or remedies which it may have under applicable law.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph.

/s/ Elliot Lebowitz
Elliot Lebowitz

/s/ Ken Swaisland
Ken Swaisland

AMERICAN XENO, INC.

By: /s/ Elliot Lebowitz
Name: Elliot Lebowitz
Title: Chief Executive Officer

ICON DEVELOPMENT, INC.

By: /s/ Wayne Smith
Name: Wayne Smith
Title: Secretary and Treasurer